SOUTHWESTERN ENERGY COMPANY
                           NON-QUALIFIED STOCK OPTION

                               (Not Transferable)

                THIS CERTIFIES, that SOUTHWESTERN ENERGY COMPANY, an Arkansas corporation (the "Company"), has, as of the ____ day of _____, 2000, granted to ________________ (the "Participant"), a Non-Qualified Stock Option to purchase
______ shares (the "Optioned Shares") of the Company's Common Stock ($.10 par value) on the terms and conditions attached hereto and made a part hereof ("Terms").

                This Non-Qualified Stock Option is granted separate and apart from the Southwestern Energy Company 2000 Stock Incentive Plan, and any shares issued to the Participant upon exercise of this option shall be issued from treasury shares.

                This Non-Qualified Stock Option shall be exercisable only in accordance with the provisions of this Certificate and the Terms. This Non-Qualified Stock Option is not transferable except by Will or the laws of descent and distribution.

                The exercise price of the Optioned Shares shall be $_______ per share.

                This Non-Qualified Stock Option shall be exercisable in whole or in part; provided, that no partial exercise shall be for an aggregate exercise price of less than $1,000. The partial exercise of this Non-Qualified Stock Option shall not cause the expiration, termination or cancellation of the remaining portion hereof.

                This Non-Qualified Stock Option shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary, no less than one business day in advance of the effective date of the proposed exercise. Such notice shall be accompanied by this Certificate, shall specify the number of Optioned Shares with respect to which this Non-Qualified Stock Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise.

                Payment for Optioned Shares purchased upon the exercise of this Non-Qualified Stock Option shall be made on the effective date of such exercise in accordance with the Terms.

                THIS NON-QUALIFIED STOCK OPTION SHALL FIRST BECOME EXERCISABLE WITH RESPECT TO THE FOLLOWING PERCENTAGE OF THE TOTAL SHARES SUBJECT HERETO ON THE FOLLOWING DATES:

=======================================  =======================================

                                           First Date on Which Such Percentage
     Percentage of Total Shares            of Total Shares Becomes Exercisable
=======================================  =======================================

              33 1/3 %
=======================================  =======================================

              33 1/3 %
=======================================  =======================================

              33 1/3 %
=======================================  =======================================

                THIS NON-QUALIFIED STOCK OPTION SHALL BECOME FULLY VESTED AT THE EARLIER OF ___________, _____ OR UPON PARTICIPANT'S RETIREMENT PROVIDED PARTICIPANT HAS REACHED NORMAL RETIREMENT AGE (SIXTY-FIVE (65)), AS DEFINED IN THE SOUTHWESTERN ENERGY COMPANY PENSION PLAN. PROVIDED, HOWEVER, UPON THE OCCURRENCE OF A CHANGE IN CONTROL, IF AND TO THE EXTENT IT STILL IS OUTSTANDING, THIS NON-QUALIFIED STOCK OPTION SHALL BECOME FULLY AND IMMEDIATELY EXERCISABLE AND SHALL REMAIN EXERCISABLE UNTIL ITS EXPIRATION, TERMINATION OR CANCELLATION PURSUANT TO THE TERMS.

                THIS NON-QUALIFIED STOCK OPTION SHALL EXPIRE AND BE VOID AND SHALL NOT BE EXERCISABLE AFTER THE EXPIRATION OF TEN (10) YEARS FROM THE DATE AS OF WHICH IT WAS GRANTED AND MAY BE EXERCISED ONLY IN THE MANNER PROVIDED IN THE TERMS. THIS NON-QUALIFIED STOCK OPTION SHALL BE SUBJECT TO EARLIER TERMINATION, EXPIRATION OR CANCELLATION AS PROVIDED IN THE TERMS.

                IN WITNESS WHEREOF, the Company has issued this Non-Qualified Stock Option Certificate by its undersigned duly authorized officer as of the ____day of _____, 2000.

                                           SOUTHWESTERN ENERGY COMPANY


ATTEST:   (Seal)                           By:_____________________________
                                                   President and Chief
                                                    Executive Officer

By:____________________________
   Executive Vice President and
     Chief Financial Officer

                                              _____________________________
                                                      (Participant)

                            NQO TERMS AND CONDITIONS

1.       Definitions

         As used herein, the following definitions apply to the terms indicated below:

                  (a) "Cause" when used in connection  with the termination of a
         Participant's employment with the Company, shall mean the termination of the Participant's employment by the Company on account of (i) the willful and continued failure by the Participant to substantially perform the Participant's duties and obligations (other than any such failure resulting from the Participant's incapacity due to physical or mental illness), after a written demand for substantial performance has been delivered to the Participant by the Company or by the Participant's supervisor, which demand identifies in reasonable detail the manner in which the Participant is believed to have not substantially performed his or her duties, (ii) the Participant's willful and serious misconduct which has resulted in or could reasonably be expected to result in material injury to the business, financial condition or reputation of the Company, (iii) the Participant's conviction of, or entering of a plea of nolo contendere to, a crime that constitutes a felony or serious misdemeanor or (iv) the breach by the Participant of any written covenant or agreement with the Company not to disclose any information pertaining to the Company or not to compete or interfere with the Company.

                  (b) "Change in Control" shall mean the occurrence of any of the following:

                      (i) any "person" (as such term  is used in  Sections 13(d)
                  and  14(d)  of  the  Securities  Exchange  Act  of  1934  (the
                  "Exchange   Act"),   an   "Acquiring   Person")   becomes  the
                  "beneficial  owner"  (as such term is  defined  in Rule  13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Southwestern representing 20% or more of the combined voting power of Southwestern's then outstanding securities, provided, however, that any acquisition by (A) Southwestern or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by Southwestern or any of its subsidiaries or (B) any corporation with respect to which, immediately following such acquisition, more than 60% of, respectively, the then outstanding shares of Common Stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, in the aggregate by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Southwestern Common Stock and Southwestern voting securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the outstanding Southwestern Common Stock and Southwestern voting securities, as the case may be, shall not constitute a Change in Control;

                      (ii) consummation  by  Southwestern  of a  reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were their respective beneficial owners of the outstanding Southwestern Common Stock and Southwestern voting securities immediately prior to such Business Combination do not in the aggregate, immediately following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the outstanding Southwestern Common Stock and Southwestern voting securities, as the case may be;

                      (iii) any individual who is  nominated  by the  Board  for election to the Board on any date fails to be so elected as a direct or indirect result of any proxy fight or contested election for positions on the Board;

                      (iv) a "change in  control" of  Southwestern  of a  nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act occurs;

                      (v) (A)  a  complete   liquidation   or   dissolution   of
                  Southwestern or (B) a sale or other disposition of all or substantially all of the assets of both the Exploration and Production and the Utility business segments of Southwestern other than to a corporation with respect to which, immediately following such sale or disposition, more than 80% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, in the aggregate by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Southwestern Common Stock and Southwestern voting securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the outstanding Southwestern Common Stock and Southwestern voting securities, as the case may be, immediately prior to such sale or disposition;

                      (vi) other than with  respect to a person who is  employed in the Utility business segment of Southwestern, the sale or other disposition of all or substantially all the assets of the Exploration and Production business segment other than to a corporation with respect to which, immediately following such sale or disposition, more than 80% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, in the aggregate by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Southwestern Common Stock and Southwestern voting securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the outstanding Southwestern Common Stock and Southwestern voting securities, as the case may be, immediately prior to such sale or disposition; or

                      (vii) a  majority  of the  Board  determines  in its  sole and absolute discretion that there has been a Change in Control of Southwestern or that there will be a Change in
                  Control of Southwestern upon the occurrence of certain specified events and such events occur.

                  (c) "Code" shall mean the Internal Revenue Code of 1986.

                  (d) "Committee" shall mean the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer this agreement and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the agreement.

                  (e) "Common Stock" shall mean Southwestern's Common Stock, $.10 par value per share, or any other security into which the common stock shall be changed pursuant to the adjustment provisions of Section 5 hereto.

                  (f) "Company"  shall   mean   Southwestern  and  each  of  its
         Subsidiaries.

                  (g) "Disability"   shall   mean  a   condition   entitling   a
         Participant   to  benefits  under  the  long-term   disability   policy
         maintained by the Company and applicable to the Participant.

                  (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (i) the "Fair Market Value" shall mean, with respect to a share of Common Stock, as of the applicable date of determination (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on the immediately preceding business day as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its absolute discretion.

                  (j) "Incentive Stock Option" shall mean an Option granted to a Participant which, at the date of grant, is intended to be an "incentive stock option" within the meaning of Section 422 of the Code and which is identified as an Incentive Stock Option in the agreement by which it is evidenced.

                  (k) "Non-Qualified Stock Option" shall mean an Option granted to a Participant which is not an Incentive Stock Option.

                  (l) "Option" shall mean an option to purchase shares of Common Stock granted pursuant to Section 3 hereof.

                  (m) "Person" shall mean a "person," as such term is used in sections 13(d) and 14(d) of the Exchange Act.

                  (n) "Securities Act" shall mean the Securities Act of 1933, as amended.

                  (o) "Subsidiary"  shall   mean  any  "subsidiary  corporation"
         within the meaning of Section 425(f) of the Code.

2.       Administration

         The Agreement shall be administered by a Committee of the Board of Directors consisting of two or more persons, at least two of whom qualify as a "disinterested person," within the meaning of Rule 16b-3 promulgated under
Section 16 of the Exchange Act, and an "outside director," within the meaning of Treasury Regulation Section 1.162-27(e)(2). The Committee shall have full authority to administer this agreement, including authority to interpret and construe any provision of this agreement. Decisions of the Committee shall be final and binding on all parties.

         The Committee may, in its absolute discretion, without amendment to this agreement, accelerate the date on which any Option granted hereunder becomes exercisable or otherwise adjust any of the terms of such Option.

         The Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment.

         No member of the Committee shall be liable for any action, omission, or determination relating to the Agreement, and Southwestern shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Agreement has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Agreement, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

3.       Options

         (a) Term and Exercise of Options

         (1) Each Option shall be exercisable in whole or in part; provided, that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of an Option, the agreements evidencing such Option marked with such notations as the Committee may deem appropriate to evidence such partial exercise, shall be returned to the Participant together with the delivery of the certificates described in Section 3(a)(4) hereof.

         (2) An Option shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary, no less than three business days in advance of the effective date of the proposed exercise. Such notice shall specify the number of shares of Common Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise. Payment for shares of Common Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise either (i) in cash, by certified check, bank cashier's check or wire transfer or (ii) through a directed brokerage service, if any is made available to Participants of the Company or (iii) subject to the approval of the Committee, in shares of Common Stock that have been owned by the Participant for a least six months prior to the effective date of exercise and valued at their Fair Market Value on the effective date of such exercise, or partly in shares of Common Stock with the balance in cash, by certified check, bank cashier's check or wire transfer. Any payment in shares of Common Stock shall be effected by the delivery of such shares to the Secretary of Southwestern, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of Southwestern shall require from time to time.

         (3) During the lifetime of the Participant, each Option granted to the Participant shall be exercisable only by the Participant. No Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution, nor shall any option be permitted to be pledged in any manner. Notwithstanding the foregoing, with the prior consent of the Committee, any Option, including the right to exercise such Option, may be transferred by a Participant during the Participant's lifetime, but only to: (i) one or more of a Participant's spouse or natural or adopted lineal descendants; or (ii) a trust, partnership, or corporation or other similar entity which is owned solely by one or more of the Participant's spouse or natural or adopted lineal descendants or which will hold such options solely for the benefit of one or more of such persons.

         (4) Certificates for shares of Common Stock purchased upon the exercise of an Option shall be issued in the name of the Participant and delivered to the Participant as soon as practicable following the effective date on which the Option is exercised.

         (b) Effect of Termination of Employment

         (1) In the event that the employment of a Participant with the Company shall terminate for any reason other than Disability, Retirement, Cause, or death (i) Options granted to such Participant, to the extent that they were vested and exercisable at the time of such termination, shall remain exercisable until the expiration of ninety days after such termination, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

         (2) In the event that the employment of a articipant with the Company shall terminate on account of the Disability or Retirement of the Participant such Participant shall be entitled to exercise at any time or from time to time after such termination and until the first anniversary of such termination, Options granted to the Participant hereunder to the extent that such Options were vested and exercisable at the time of such termination provided, however, that no Option shall be exercisable after the expiration of its original term.

         (3) In the event that the employment of a Participant with the Company shall terminate on account of the death of the Participant, such Participant's estate or beneficiary under the Participant's will shall be entitled to exercise, at any time or from time to time until the first anniversary of such termination, Options granted to the Participant hereunder to the extent that such Options were exercisable at the time of such termination; provided, however, that no Option shall be exercisable after the expiration of its original term.

Options that are not exercised prior to the first anniversary of such termination shall expire on such anniversary date.

         (4) In the event of the termination of a Participant's employment for Cause, all outstanding Options granted to the Participant shall expire at the commencement of business on the date of such termination; provided, however, that no Participant shall be deemed to have been terminated for Cause during the two year period following any Change in Control.

         (5) For purposes of this Section 3(b), an Option shall be deemed to be exercisable on the date of the termination of the employment of a Participant with the Company to the extent, if any, it becomes exercisable by acceleration by the Committee.

         (c) Acceleration of Exercise Date Upon Change in Control

         Upon the occurrence of a Change in Control, each Option granted hereunder and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms hereof.

4.       Adjustment Upon Changes in Common Stock

         (a) Adjustment upon Certain Events

         In the event of any change in the shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination, spin-off, reclassification or exchange of shares or similar corporate change, the number of options granted the Participant may be appropriately adjusted as the Committee shall determine to prevent enlargement or dilution of the rights of Participants hereunder and the Committee's determination hereunder shall be conclusive.

         (b) Outstanding Options - Certain Transactions

         Notwithstanding any other provisions hereto, in the event of (i) a dissolution or liquidation of Southwestern, (ii) a sale of all or substantially all of Southwestern's assets or (iii) a merger or consolidation involving Southwestern, the Committee shall have the power to:

                  (A) cancel, effective immediately prior to the occurrence of such event, each Option outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant an amount in cash, for each share of Common Stock subject to such Option equal to the excess of (A) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of

         Common Stock as a result of such event over (B) the exercise price of such Option; or

                  (B) provide for the exchange of each Option outstanding immediately prior to such event (whether or not then exercisable) for equivalent options covering securities of the acquiring entity (or ultimate parent thereof) and, incident thereto, make an equitable adjustment as determined by the Committee in the exercise price of such option or, if appropriate, provide for a cash payment to the Participant in partial consideration for the exchange of the Option.

         (c) No Other Rights

         Except as expressly provided herein, the Participant shall not have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided herein, no issuance by Southwestern of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to the exercise price of any Option.

5.       Rights as a Stockholder

         No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Option granted hereunder until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 4 hereof, no adjustment to any Option shall be made for dividends or other rights for with the record date occurs prior to the date such stock certificate is issued.

6.       No Special Employment Rights; No Right to Options

         Nothing contained herein shall confer upon a Participant any right with respect to the continuation of a Participant's employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of a Participant from the rate in existence at the time of the grant hereunder.

         The Participant shall have no claim or right to receive any additional Options hereunder. The Committee's granting of Options to a Participant at any time shall neither require the Committee to grant Options to the Participant at any time nor preclude the Committee from making subsequent grants to the Participant.

7.       Securities Matters

         (a) Southwestern shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, Southwestern shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to this agreement unless and until Southwestern is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of the New York Stock Exchange and any other securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee deems necessary or desirable.

         (b) The exercise of any Option granted hereunder shall be effective only at such time as counsel to Southwestern shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of the New York Stock Exchange and any other securities exchange on which shares of Common Stock are traded. Southwestern may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder or the issuance or transfer of shares of Common Stock pursuant thereto or ensure compliance under federal or state securities laws. Southwestern shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance or transfer of shares of Common Stock granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

8.       Withholding Taxes

         (a) Cash Remittance

         Whenever shares of Common Stock are to be issued upon the exercise of an Option, Southwestern shall have the right to require the Participant to remit to Southwestern in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise, prior to the delivery of any certificate or certificates for such shares.

         (b) Stock Remittance

         Subject to Section 8(d) hereof at the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the

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

exercise of an Option, in lieu of the remittance required by Section 8(a) hereof, the Participant may tender to Southwestern a number of shares of Common Stock owned by the Participant for at least six months having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, and not greater than Participant's estimated total federal, state and local tax obligations associated with such exercise.

         (c) Stock Withholding

         Southwestern shall have the right, when shares of Common Stock are to be issued upon the exercise of an Option, in lieu of requiring the remittance required by Section 8(a) hereof, to withhold a number of such shares, the Fair Market Value of which at the exercise date the Committee determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, and is not greater than Participant's estimated total federal, state and local tax obligations associated with such exercise.

         (d) Timing and Method of Elections

         If the Participant is subject to Section 16(b) of the Exchange Act, the Participant may only make such election described in Section 8(b) hereof if the Participant is in compliance with the Southwestern Energy Company Statement of Company Policy on Insider Trading and the Southwestern Energy Company Policy Regarding Special Trading Procedures.

9.       No Obligation to Exercise

         The grant to the Participant of an Option shall impose no obligation upon such Participant to exercise such Option.

10.      Transfers Upon Death

         Upon the death of a Participant, outstanding Options may be exercised only by the executors or administrators of a Participant's estate or by any person or persons who shall have acquired such right to exercise by Will or by the laws of descent and distribution. No transfer by Will or the laws of descent and distribution of any Option, or the right to exercise any Option, shall be effective to bind Southwestern unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the Will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of this agreement that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Option.

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

Except as provided in this Section 10, no Option shall be transferable, and shall be exercisable only by a Participant during the Participant's lifetime.

11.      Failure to Comply

         In addition to the remedies of Southwestern elsewhere provided for herein, failure by the Participant (or beneficiary) to comply with any of the terms and conditions hereof, unless such failure is remedied by the Participant (or beneficiary) within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Option, in whole or in part, as the Committee, in its absolute discretion, may determine.

12.      Applicable Law

         Except to the extent preempted by any applicable federal law, this agreement will be construed and administered in accordance with the laws of the State of Arkansas, without reference to the principles of conflicts of law.




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